UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A /A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Mid-Con Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	45-2842469
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2501 North Harwood Street, Suite 2410

Dallas, Texas 75201

(address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units representing limited partner interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities act registration statement file number to which this form relates: 333-176265

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 1 supplements and amends the information set forth in the Registration Statement on Form 8-A filed on December 9, 2011 with the Securities and Exchange Commission by Mid-Con Energy Partners, LP (the “Company”) to reflect that the Company’s common units representing limited partner interests are being registered on The NASDAQ Stock Market LLC.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities to be registered by Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Registrant”), will be contained in the sections entitled “Prospectus Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (No. 333-176265), initially filed with the Securities and Exchange Commission on August 12, 2011. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-176265) initially filed with the Securities and Exchange Commission on August 12, 2011, as amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Common Units (included as Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 12, 2011

MID-CON ENERGY PARTNERS, LP

By:	Mid-Con Energy GP, LLC, its general partner

By:	/s/ Charles R. Olmstead
Charles R. Olmstead, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-176265) initially filed with the Securities and Exchange Commission on August 12, 2011, as amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Common Units (included as Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to the Form S-1 Registration Statement).

4